Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (No. 333-193833) on Form S-8 of Malibu Boats, Inc. of our report dated October 21, 2014, relating to our audit of the financial statements of Malibu Boats Pty Ltd as of and for the years ended June 30, 2014 and 2013, included in this Amendment No. 1 to Current Report on Form 8-K/A.

/s/ RSM Bird Cameron
RSM BIRD CAMERON

/s/ R B Miano
R B MIANO
Director

Melbourne, VIC, Australia
October 29, 2014